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Exhibit 1.1

        CONFORMED COPY

Bluewater Finance Limited
and the guarantors named herein
$75,000,000
10 1/4% Senior Notes due 2012

PURCHASE AGREEMENT

        April 23, 2003

Morgan Stanley & Co. International Limited
ING Bank N.V., London Branch
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
London E14 4QA
United Kingdom

Ladies and Gentlemen:

        Bluewater Finance Limited, a private company incorporated as an exempted company with limited liability under the laws of the Cayman Islands (the "Company"), and each of Bluewater Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands ("Bluewater Holding"), Aurelia Energy N.V., a limited liability company incorporated under the laws of the Netherlands Antilles ("Aurelia"), and each of other the guarantors listed on the signature pages hereto (collectively, the "Guarantors") hereby confirm their agreement with you (the "Initial Purchasers") as set forth below. The Company and the Guarantors are herein collectively referred to as the "Issuers").

        1.    The Securities.    Subject to the terms and conditions contained in this agreement (this "Agreement"), the Company proposes to issue and sell to the Initial Purchasers $75,000,000 aggregate principal amount of its 10 1/4% Senior Notes due 2012 (the "Notes"). The Notes will be guaranteed (collectively, the "Guarantees") on a senior subordinated basis by each of the Guarantors. The Notes and the Guarantees are collectively referred to herein as the "Securities"). The Notes are to be issued as "additional notes" pursuant to an indenture (the "Indenture") dated as of February 22, 2002 among the Issuers and The Bank of New York, as trustee (the "Trustee"), pursuant to which $260,000,000 aggregate principal amount of the 10 1/4 Senior Notes due 2012 (the "Original Securities") were issued on February 22, 2002 (the Notes will form a single series with the Original Securities under the Indenture).

        The Securities will be offered and sold to the Initial Purchasers without being registered under the United States Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

        The Company will loan the proceeds from the Offering (as defined) to Bluewater Holding pursuant to an amended and restated intercompany loan (the "Intercompany Loan"). Bluewater Holding will use these loan proceeds to temporarily repay, in part, borrowings under the replacement credit agreement (the "Credit Agreement"), dated January 15, 2002, among Bluewater Holding and certain others named therein, certain banks and financial institutions named therein and Barclays Capital, Fortis Bank (Netherlands) N.V. and ING Bank N.V., as arrangers and to pay fees and expenses relating to the offering. The Intercompany Loan is subordinated on the same basis as the Guarantees.

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        In connection with the sale of the Securities, the Issuers have prepared a final offering memorandum dated April 23, 2003 (the "Memorandum") setting forth or including a description of the terms of the Offering, the terms of the Securities, a description of the Issuers and material developments relating to the Issuers occurring after the date of the most recent historical financial statements included therein, if any.

        The Issuers understand that the Initial Purchasers propose to offer the Securities (the "Offering") on the terms and in the manner set forth in the Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable (after this Agreement has been executed and delivered) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and outside the United States to certain persons in reliance on Regulation S under the Act ("Regulation S").

        The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Issuers shall agree, among other things, to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Registration Statement") relating to the Exchange Notes (as defined in the Registration Rights Agreement) to be offered in exchange for the Notes and/or (ii) if and to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Securities by certain holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) of the Issuers substantially identical to the Exchange Notes by the Initial Purchasers pursuant to an exchange of the Securities for Private Exchange Notes.

        2.    Representations and Warranties.    The Issuers, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers that:

        (a)   Neither the Memorandum nor any amendment or supplement thereto as of the respective dates thereof and at the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Memorandum, or any amendment or supplement thereto.

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        (b)   The Company has the authorized, issued and outstanding capitalization set forth in the Memorandum; all of the subsidiaries of Aurelia are listed in Schedule 2 attached hereto (each a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding share capital of Aurelia and the Subsidiaries has been, and will be, duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights; all of the outstanding share capital of Aurelia and of each of the Subsidiaries is free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act, the securities laws of any relevant jurisdiction, Dutch or Netherlands Antilles corporate law, or the articles of incorporation of the relevant Issuer, or by the Credit Agreement, or the ancillary agreement or agreements relating thereto) or voting; except as set forth in the Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in Aurelia or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Memorandum, Aurelia does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity. Except as disclosed in the Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or any equity interest in any firm, partnership, joint venture or other entity.

        (c)   Aurelia and each of the Subsidiaries is duly organized, validly existing and, as applicable, in good standing under the laws of its respective jurisdiction of organization and has all requisite power and authority to own its properties and conduct its business as now conducted and as described in the Memorandum; Aurelia and each of the Subsidiaries is duly qualified to do business as a foreign corporation or partnership in good standing, as applicable, in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, financial condition, prospects or results of operations of Aurelia and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

        (d)   The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when the Exchange Notes and Private Exchange Notes, if any, are issued, executed and authenticated in accordance with the Indenture, the Registration Rights Agreement and the terms of the Exchange Offer (as defined in the Registration Rights Agreement), the Exchange Notes and Private Exchange Notes, if any, will be entitled to the benefits of the Indenture and will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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        (e)   Each Guarantor has all requisite power and authority (including within each Guarantor's corporate interest) to execute, deliver and perform its obligations under its Guarantee and its guarantee of the Exchange Notes (each, an "Exchange Notes Guarantee") and its guarantee of the Private Exchange Notes (each, a "Private Exchange Notes Guarantee"). The Guarantees, when issued, will be in the form contemplated by the Indenture. The Guarantees have each been duly and validly authorized by the Guarantors and, when executed by the Guarantors in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will constitute legally valid and binding obligations of the Guarantors, and enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Exchange Notes Guarantees and the Private Exchange Notes Guarantees have been duly and validly authorized by each Guarantor and, when the Exchange Notes Guarantees and Private Exchange Notes Guarantees, if any, are issued, authenticated and delivered in accordance with the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes Guarantees and Private Exchange Notes Guarantees, if any, will be entitled to the benefits of the Indenture and will be legally valid and binding obligations of each Guarantor, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (f)    Each of the Issuers has all requisite power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture is in a form in which it may be qualified under the United States Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Issuers and constitutes a legally valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (g)   Each of the Issuers has all requisite power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a legally valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors' rights and to general equity principles and except that rights to indemnification or contribution thereunder may be limited by federal and state securities laws or public policy relating thereto.

        (h)   Each of the Company and Bluewater Holding has all requisite power and authority to execute, deliver and perform its obligations under the Intercompany Loan. The Intercompany Loan has been duly and validly authorized by each of the Company and Bluewater Holding and, on the Closing Date, will have been duly executed and delivered by each of the Company and Bluewater Holding. When the Intercompany Loan has been duly executed and delivered, the Intercompany Loan will be the legally valid and binding agreement of the Company and Bluewater Holding, enforceable against each of the Company and Bluewater Holding in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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        (i)    Each of the parties thereto had all requisite corporate power and authority to execute, deliver and perform its obligations under the Amended and Restated Subordinated Loan Agreement (the "Subordinated Loan Agreement"), dated November 21, 2001, between Aurelia and its affiliate, Marenco Investments Ltd. The Subordinated Loan Agreement has been duly authorized, executed and delivered and constitutes the legally valid and binding agreement of each such party, enforceable against the parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Subordinated Loan Agreement will conform in all material respects to the description thereof in the Memorandum.

        (j)    Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly and validly authorized by the Issuers. This Agreement has been duly executed and delivered by the Issuers.

        (k)   No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for (i) the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby and (ii) the issuance by the Guarantors of the Guarantees or the consummation by the Guarantors of the other transactions contemplated hereby, except such as have been obtained or will be in effect on the Closing Date, such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers and, with respect to the issuance of the Exchange Notes or any registration statement required pursuant to the Registration Rights Agreement, the receipt by the Company of an order from the Commission declaring the applicable registration statement with respect thereto effective. None of Aurelia or any of the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, guarantee, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, including the FPSO Agreements, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

        (l)    No Guarantor organized under the laws of the Netherlands and the Netherlands Antilles is aware that its entering into its Guarantee will prejudice one or more of its creditors within the meaning of Section 3:45 of the Dutch Civil Code, Section 42 of the Dutch Bankruptcy Act or the equivalent provisions of the laws of the Netherlands Antilles, respectively.

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        (m)  The execution, delivery and performance of (A) this Agreement, the Securities, the Indenture and the Registration Rights Agreement by the Issuers, (B) the Subordinated Loan Agreement, (C) the Intercompany Loan by Bluewater Holding and the Company and (D) the consummation by the Issuers of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (X) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (Y) the certificate of incorporation or bylaws (or similar organizational documents) of Aurelia or any of the Subsidiaries, or (Z) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to Aurelia or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

        (n)   The consolidated financial statements of Aurelia and related notes thereto included in the Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of Aurelia and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the financial statements included therein, except as otherwise stated therein. Deloitte & Touche Accountants (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

        (o)   Other than as disclosed in the Memorandum with respect to clause (i) below, there is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which Aurelia or any of the Subsidiaries is a party, or to which the property or assets of Aurelia or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to Aurelia or any of the Subsidiaries, (i) would, individually or in the aggregate, have a Material Adverse Effect or (ii) which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Memorandum.

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        (p)   Aurelia and each of the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations, all courts and other tribunals and all third parties, presently required or necessary to own or lease, as the case may be, and to operate their respective properties, including any floating production storage and offloading units, and to carry on their respective businesses as now or proposed to be conducted as set forth in the Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; Aurelia and each of the Subsidiaries have fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to perform such obligations or the occurrence of such event would not have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

        (q)   Since the dates as of which information is given in the most recent financial statements appearing in the Memorandum, except as described therein, (A) none of Aurelia or any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, financial condition, prospects or results of operations of Aurelia and the Subsidiaries, taken as a whole, (B) none of Aurelia or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (C) there shall not have been any change in the share capital or long-term indebtedness of Aurelia or the Subsidiaries that is material to the business, financial condition or results of operations or prospects of Aurelia and the Subsidiaries, taken as a whole.

        (r)   Each agreement relating to the Issuers' floating production storage and offloading units (each an "FPSO Agreement") described under "Business" in the Offering Memorandum has been duly authorized, executed and delivered by the Issuers and, to the knowledge of the Issuers, the other party or parties thereto, as applicable, and constitutes a legal, valid, binding and enforceable agreement of such Issuers and, to the knowledge of the Issuers, the other party or parties thereto, as applicable.

        (s)   Aurelia and each of the Subsidiaries has filed all necessary income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect and has paid all taxes shown as due thereon or made adequate reserve or provision therefor; and, other than tax deficiencies which Aurelia or any Subsidiary is contesting in good faith and for which Aurelia or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against Aurelia or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

        (t)    No capital, stamp duty, stamp duty reserve or other documentary issuance, or transfer taxes or duties are payable by or on behalf of the Initial Purchasers in the United States, the Netherlands, the United Kingdom, the Cayman Islands, any other relevant jurisdiction or, in each case, any political subdivision or taxing authority thereof or therein on (i) the creation, issue or delivery by the Issuers of the Securities pursuant hereto, (ii) the making of the Intercompany Loan, (iii) any payment under the Intercompany Loan or (iv) the consummation of any of the transactions contemplated herein.

        (u)   The statistical and market-related data included in the Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate.

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        (v)   None of Aurelia, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

        (w)  Except as described in the Memorandum, Aurelia and each of the Subsidiaries has good and marketable title to all real property and good title to all personal property, including, without limitation, any FPSO, described in the Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

        (x)   Except as disclosed in the Memorandum, Aurelia and the Subsidiaries own or possess rights, or otherwise have the benefit and use under the authority of the owners or licensees thereof, to all patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems of procedures), trademarks, service marks and trade names ("Intellectual Property") currently employed by them in connection with the business now operated by them, except where the failure to own or possess such rights or otherwise have the benefit and use of such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; neither Aurelia nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such Intellectual Property which, individually or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would have a Material Adverse Effect, except as disclosed in the Memorandum.

        (y)   Except as disclosed in the Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect (A) Aurelia and each of the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) Aurelia and each of the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of Aurelia or any of the Subsidiaries, threatened against Aurelia or any of the Subsidiaries under any Environmental Law, and (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Aurelia or any of the Subsidiaries.

        For purposes of this Agreement, "Environmental Laws" means all applicable law of the United States, the Netherlands, the Netherlands Antilles, the Cayman Islands, the United Kingdom and any other country or jurisdiction (including any applicable maritime or international law) the laws of which are applicable to Aurelia or a Subsidiary or other laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to (including relating to the lease, ownership, design, construction, sale and operation of FPSOs) pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground, above ground, ocean and sea storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

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        (z)   There is no strike, labor dispute, slowdown or work stoppage with the employees of (i) Aurelia or any of the Subsidiaries which is pending or, to the knowledge of the Issuers, threatened or (ii) any relevant government, field operator or material supplier of Aurelia or any of the Subsidiaries or material distributors of Aurelia or any of the Subsidiaries, which, to the knowledge of the Issuers is pending or threatened, which would in the case of (i) or (ii), individually or in the aggregate, have a Material Adverse Effect.

        (aa) Aurelia and each of the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of their business (including the operation of FPSOs) and the value of its properties and other material assets.

        (bb) None of Aurelia or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other employee benefit plan to which Aurelia or any of the Subsidiaries makes or ever has made a contribution and in which any employee of Aurelia or of any Subsidiary is or has ever been a participant, except for such liabilities which would not, individually or in the aggregate, have a Material Adverse Effect. With respect to such employee benefit plans, Aurelia and each Subsidiary is in compliance in all material respects with all applicable laws and regulations of each relevant jurisdiction.

        (cc) Aurelia and each of the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

        (dd) None of the Issuers is, or after giving effect to the offering and sale of the Notes will be, "an investment company" under, or be required to be registered under, the United States Investment Company Act of 1940, as amended.

        (ee) On the Closing Date, the Notes, the Guarantees, the Indenture, the Registration Rights Agreement, the Intercompany Loan and the Subordinated Loan Agreement will conform in all material respects to the descriptions thereof in the Memorandum.

        (ff)  No holder of securities of Aurelia or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by Issuers pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

        (gg) Immediately after the consummation of the transactions contemplated by this Agreement and the Indenture, the fair value and present fair saleable value of the assets of Aurelia and each of the Subsidiaries (on a consolidated basis) will exceed the sum of their stated liabilities and identified contingent liabilities; none of Aurelia or the Subsidiaries (on a consolidated basis) is, nor will any of Aurelia or the Subsidiaries (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

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        (hh) None of Aurelia, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) or any person acting on its behalf (excluding the Initial Purchasers for which it makes no representation) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

        (ii)   No securities of Aurelia or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

        (jj)   None of Aurelia or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

        (kk) None of Aurelia, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (excluding the Initial Purchasers for which it makes no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities; Aurelia, each of the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (excluding the Initial Purchasers for which it makes no representation) has complied with the offering restrictions requirements of Regulation S.

        (ll)   None of the Issuers shall have received any notice from the U.K. Inland Revenue challenging, or indicating a potential challenge, to the Issuers' tax lease agreements specified in the Memorandum under the caption "Business—Tax Lease Arrangements" and none of the Issuers have any knowledge that any other person has received such a notice.

        (mm) A dissolution document initiating the liquidation of Brightfield Corporation was recorded by the Public Registry of Panama on December 7, 2001.

        Any certificate signed by any officer, managing director, director or authorized representative (each, an "Authorized Person") of the Issuers and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by each of the Issuers to each Initial Purchaser as to the matters covered thereby.

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        3.    Purchase, Sale and Delivery of the Securities.    On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth on Schedule 1 hereto at 100.5% of their principal amount plus accrued interest from and including February 15, 2003 to, but excluding, the Closing Date. Concurrently with this purchase, the Issuers, jointly and severally, agree to pay to the Initial Purchasers, in U.S. dollars, an aggregate amount equal to 1.875% of the $75,000,000 aggregate principal amount of Securities purchased by them hereunder (the "Initial Purchasers' Commission") (each Initial Purchaser to receive an amount equal to its pro rata portion of the Initial Purchasers' Commission based on the amount of Securities purchased by it as set forth in Schedule 1 hereto). One or more certificates in definitive global form for the Notes (including a notation of Guarantee thereon) that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations as the Initial Purchasers request upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers through the facilities of The Depository Trust Company ("DTC"), against payment by or on behalf of the Initial Purchasers of the purchase price therefor in U.S. dollars by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy at 2:00 P.M., London time, on April 30, 2003, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon (such time and date of delivery against payment being herein referred to as the "Closing Date"). The global Notes in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with DTC or its designated custodian, and registered in the name of its nominee, Cede & Co.

        4.    Offering by the Initial Purchasers.    The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

        5.    Covenants of the Issuers.    The Issuers covenant and agree with each of the Initial Purchasers that:

        (a)   The Issuers will not amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time (which shall not in any case be longer than three business days) prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent (which shall not be unreasonably withheld). The Issuers will promptly, upon the reasonable request of the Initial Purchasers, make any amendments or supplements to the Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers (except to the extent any such amendment or supplement requested would, in the reasonable judgment of the Issuers, render the statements made in the Memorandum, as proposed to be amended or supplemented, misleading).

        (b)   The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws and securities laws of any relevant jurisdiction, including the United States and any relevant European country, as the Initial Purchasers may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, no Issuer shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

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        (c)   If, at any time prior to the earlier of 90 days after the Closing Date and the completion of the distribution by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which, in the opinion of counsel for the Initial Purchasers or counsel for the Issuers, the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

        (d)   The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Memorandum and any amendment or supplement thereto as the Initial Purchasers may reasonably request.

        (e)   The Issuers will apply the proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Memorandum.

        (f)    For so long as any of the Securities remain outstanding, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by any of the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by any of the Issuers with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

        (g)   Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of Aurelia, if any, for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

        (h)   None of the Issuers or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

        (i)    None of the Issuers, any of their affiliates (as defined in Rule 501 under the Act) nor any person acting on their behalf (excluding the Initial Purchasers as to which no representation is made) will offer or sell the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes offered or sold outside the United States, by means of any "directed selling efforts" within the meaning of Regulation S.

        (j)    For so long as any of the Securities remain outstanding, the Issuers will make available at their expense, upon request, to any seller and any prospective purchaser designated by such seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless all the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.

        (k)   The Issuers will use their reasonable best efforts to (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers ("NASD") relating to trading in the NASD's Portal Market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through DTC.

        (l)    The Issuers will use their reasonable best efforts to (i) effect the listing of the Securities on the Luxembourg Stock Exchange as soon as is practicable and (ii) maintain the listing of the Securities on the Luxembourg Stock Exchange for so long as the Securities are outstanding.

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        (m)  The Issuers shall cause Brightfield Corporation not to engage in any action other than those solely related to its liquidation.

        6.    Expenses.    The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Memorandum and any amendment or supplement thereto, any "Blue Sky" memoranda and any memoranda document or filing required by any other relevant jurisdiction, (ii) all arrangements relating to the mailing and delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) any stamp duty, stamp duty reserve, transfer or other taxes payable in the Netherlands, the Netherlands Antilles, Luxembourg, the United Kingdom, the United States, the Cayman Islands or any other relevant jurisdiction, (vi) the qualification of the Securities under state securities and "Blue Sky" laws and securities laws of any relevant European jurisdiction, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto (not to exceed, for this clause (vi), one-half of such costs and expenses, but in no event greater than $1,500), (vii) expenses in connection with a "roadshow", if any, and any other meetings with prospective investors in the Securities (including, but not limited to, expenses relating to commercial flights, the chartering of any planes, food, lodging and all other travel costs incurred during the roadshow or other meetings with investors), (viii) fees and expenses of the Trustee, any paying agent, any registrar, DTC and any custodian appointed by DTC, including reasonable fees and expenses of counsel relating to each of the aforesaid, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and listing of the Securities on the Luxembourg Stock Exchange, (x) any fees charged by credit rating agencies for the rating of the Securities and (xi) all other costs and expenses incident to the performance of the obligations of the Issuers hereunder. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchasers (other than any Initial Purchaser that defaults under its obligations hereunder after all conditions under this Agreement have been satisfied in accordance with this Agreement) upon demand for all out-of-pocket expenses (excluding fees, disbursements and charges of Milbank, Tweed, Hadley & McCloy, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. Other than as set forth in this Section 6, each of the parties hereto shall bear all out-of-pocket costs and expenses incurred by them.

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        7.    Conditions of the Initial Purchasers' Obligations.    The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

        (a)   On the Closing Date, the Initial Purchasers shall have received opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of each of Linklaters (US and UK law); De Brauw Blackstone Westbroek N.V.; (Netherlands law); De Brauw Blackstone Westbroek P.C. (Netherlands Antilles law); KPMG Meijburg & Co. (certain tax matters); Maples and Calder (Cayman Island law); Advokatfinmaet Schjødt (Norwegian law); Camilleri Preziosi (Maltese law); Stroeter, Royster & Ohno Advogados (Brazilian law); and Templars (Nigerian law), counsel for the Issuer and/or the Guarantors, as the case may be, in each case, in form and substance satisfactory to the Initial Purchasers in their reasonable discretion.

        (b)   On the Closing Date, the Initial Purchasers shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Guy Van Asten, in-house legal counsel for the Issuers, in form and substance satisfactory to the Initial Purchasers in their reasonable discretion.

        (c)   On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Milbank, Tweed, Hadley & McCloy, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Milbank, Tweed, Hadley & McCloy shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

        (d)   The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

        (e)   The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of any Authorized Person made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Memorandum (whether or not audited), there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

        (f)    The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

        (g)   Subsequent to the date of the Memorandum, the conduct of the business and operations of each of the Issuers shall not have been interfered with by strike, labor dispute, slowdown, work stoppage, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of each of the Issuers shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, whether individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

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        (h)   The Initial Purchasers shall have received a certificate of the Issuers, dated the Closing Date, signed on behalf of each Issuer by two Authorized Persons (except in the case of any Issuer organized under the laws of the Netherlands, in which case, such certificate shall be signed by one Authorized Person who shall be the managing director of such Issuer), to the effect that:

          (X)  The representations and warranties of such Issuer contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Issuer has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (Y)  At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

          (Z)  To their knowledge, the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

        (i)    On the Closing Date, the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercompany Loan and the Subordinated Loan shall have been executed and delivered by the Issuers, to the extent they are party thereto, and such agreements shall be in full force and effect at all times from and after the Closing Date.

        (j)    On or before the Closing Date, the Initial Purchasers shall have received a copy of the consent of the required lenders under the Credit Agreement, to the Offering, in form and substance reasonably satisfactory to counsel to the Initial Purchasers and shall have received evidence that all conditions to the effectiveness of such consent shall have been satisfied or waived, in form and substance reasonably satisfactory to the Initial Purchasers.

        (k)   On or before the Closing Date, the Initial Purchasers shall have received copies of all required consents under the tax lease arrangements for the Uisge Gorm, the Glas Dowr, the topsides of the Bleo Holm and the topsides of the Haewene Brim to the Offering, in form and substance reasonably satisfactory to counsel to the Initial Purchasers and shall have received evidence that all conditions to the effectiveness of such consent shall have been satisfied or waived, in form and substance reasonably satisfactory to the Initial Purchasers.

        On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of Aurelia and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

        All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

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        8.    Offering of Securities; Restrictions on Transfer.    (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB or an "accredited investor" (as defined in Rule 501 under the Act). Each of the Initial Purchasers agrees (as to itself only) that (i) neither it, any of its affiliates (as defined in Rule 501 under the Act) nor any person acting on its behalf, has offered or sold Securities by means of any general solicitation or general advertising as those terms are used in Regulation D under the Act; and (ii) it has solicited and will solicit offers for the Securities only from, and will offer the Securities only to (A) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, persons other than U.S. persons in reliance on Regulation S under the Act (which shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) where neither it, its affiliates nor any person acting on its behalf has engaged in any "directed selling efforts" (as defined in Regulation S); provided, that, in the case of clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notices to Investors" contained in the Memorandum (or, if the Memorandum is not in existence, in the most recent Memorandum); provided, further, that, notwithstanding the foregoing clause (B), Securities in registered form may be offered, sold and delivered in the United States pursuant to the preceding clause (A). Each of the Initial Purchasers acknowledges and agrees (as to itself only) that, except as permitted by this Agreement, it will not offer, sell or deliver any Securities within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of such Initial Purchaser's distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the last original issue date of the Notes and that it will send to each dealer or other person receiving a selling concession, fee or other remuneration to which it sells Notes in reliance on Regulation S during such 40-day period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. Persons.

        (b)   Each of the Initial Purchasers represents, warrants and agrees (as to itself only) with respect to offers and sales outside the United States, that it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense. Each of the Initial Purchasers represents, warrants and agrees as to itself that its sale of the Securities offered and sold in reliance on Regulation S and pursuant to Rule 144A is not part of a plan or scheme to evade the registration provisions of the Act. Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

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        (c)   Each of the Initial Purchasers further represents, warrants and agrees (as to itself only) that (i) it has not offered or sold and, prior to the expiry of a period of six months from the issue date of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom. Each of the Initial Purchasers represents, warrants and agrees (as to itself only) that (a) it has not offered and will not offer the Notes in the Netherlands other than to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities) or in the Netherlands Antilles and (b) any offer of Notes and each announcement thereof have stated and will state that the Notes are not and will not be offered other than to persons as referred to in (a) above.

        Each Initial Purchaser acknowledges that the Issuers, and for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Sections 7(a) and 7(b) hereof, counsel to the Issuers and counsel to the Initial Purchasers may rely on the accuracy of the foregoing representations.

        9.    Indemnification and Contribution.    (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i)    any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto; or

          (ii)   the omission or alleged omission to state, in the Memorandum or any amendment or supplement thereto, a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each of the Initial Purchasers and each such controlling person for any legal or other expenses incurred by such Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

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        (b)   Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their directors, officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Issuers by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

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        (c)   Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the claim or the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

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        (d)   In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contributions were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

        10.    Survival Clause.    The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their officers or managing directors and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 15 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

21

        11.    Termination.    (a) This Agreement may be terminated in the sole discretion of Morgan Stanley & Co. International Limited, on behalf of the Initial Purchasers, by notice to the Company given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i)    any of Aurelia or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of Aurelia or the Subsidiaries), except in each case as described in the Memorandum (exclusive of any amendment or supplement thereto);

          (ii)   trading in securities generally on the London Stock Exchange, New York Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

          (iii)  a banking moratorium shall have been declared by the Netherlands, the Netherlands Antilles, the Cayman Islands, Luxembourg, the United Kingdom, New York or United States authorities;

          (iv)  there shall have been (A) an outbreak or escalation of hostilities between the United States, the Netherlands, the Netherlands Antilles, the Cayman Islands, Luxembourg or the United Kingdom and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, the Netherlands, the Netherlands Antilles, the Cayman Islands, Luxembourg, the United Kingdom or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States, the Netherlands, the Netherlands Antilles, the Cayman Islands, Luxembourg, the United Kingdom which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Memorandum; or

          (v)   any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized credit rating organization in the United States.

        (b)   Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

22

        (c)   If on the Closing Date any one of the Initial Purchasers shall fail or refuse to purchase the Notes which it has agreed to purchase hereunder on such date and the aggregate principal amount of the Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, the non-defaulting Initial Purchasers shall be obliged severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule 1 bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as Morgan Stanley & Co. International Limited may specify, to purchase the Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 11(c) by an amount in excess of one-ninth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers without the written consent of such Initial Purchaser. If on the Closing Date an Initial Purchaser shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers, and arrangements satisfactory to the Initial Purchasers and the Issuers for purchase of the Notes with respect to which such default occurs are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or Issuer. In any such case which does not result in termination of this Agreement, the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

        12.    Information Supplied by the Initial Purchasers.    The statements set forth in the last sentence of the third paragraph and the fourteenth paragraph under the heading "Plan of Distribution" in the Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.

        13.    Notices.    All communications hereunder shall be in writing in the English language and, if sent to the Initial Purchasers, shall be mailed, telecopied or delivered to (i) Morgan Stanley & Co. International Limited, 25 Cabot Square, London, England, E14 4QW, Attention: Head of Transaction Management, Global Capital Markets; Telecopier No.: +44 207 677 4397; and, (ii) if sent to any of the Issuers, shall be mailed, telecopied or delivered to Bluewater Finance Limited, c/o Bluewater Holding B.V., Marsstraat 33, 2132 HR Hoofddorp, the Netherlands, Attention: Vice President Finance & Administration; Telecopier No.: +31 23 554 2112.

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

23

        14.    Successors.    This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their officers and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

        15.    APPLICABLE LAW.    THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        16.    Agent for Service; Submission to Jurisdiction.    Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in any federal or state court in the State of New York, sitting in the Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding brought in such a court and waives any other requirements of or objections to personal jurisdiction with respect thereto. For so long as any Securities remain outstanding, the Issuers irrevocably appoint Watson, Farley & Williams, located at 380 Madison Avenue, New York, NY 10017 as their respective agent (the "Authorized Agent") for service of process in any suit, action or proceeding arising out of or relating to this Agreement, that may be instituted in federal or state courts in the State of New York, borough of Manhattan. Such appointment shall be irrevocable during the aforesaid period unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuers represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Issuers agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid, and, in the event such appointment ceases to be in full force and effect, the Issuer agrees for so long as any Securities remain outstanding to irrevocably appoint CT Corporation System located at 111 Eighth Avenue, New York, NY 10011 as their respective Authorized Agent for such service of process. Service of process upon the Authorized Agent and written notice of such service to the Issuers, as applicable, shall be deemed, in every respect, effective service of process upon the Issuers.

        17.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Initial Purchasers.

        Very truly yours,

COMPANY:

BLUEWATER FINANCE LIMITED
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

GUARANTORS:

AURELIA ENERGY N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (BLEO HOLM) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER BRASIL LTDA.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

2

BLUEWATER ENERGY N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER ENERGY SERVICES B.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER EQUIPMENT LEASING LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER FLOATING PRODUCTION B.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (FLOATING PRODUCTION) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (GLAS DOWR) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

3

BLUEWATER HOLDING B.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER INTERNATIONAL B.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (MALTA) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (NEW HULL) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (NORWAY) ANS
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER OFFSHORE PRODUCTION SYSTEMS LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

4

BLUEWATER OFFSHORE PRODUCTION SYSTEMS NIGERIA LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER OFFSHORE PRODUCTION SYSTEMS N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER OFFSHORE PRODUCTION SYSTEMS (U.S.A.), INC.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER OPERATIONS (UK) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER SERVICES (UK) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (UK) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

5

BLUEWATER TERMINAL SYSTEMS N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (HAEWENE BRIM) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (MUNIN) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
LUFENG DEVELOPMENT COMPANY ANS
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
PIERCE PRODUCTION COMPANY LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLEO HOLM STANDBY PURCHASER N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

6

        The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
By:	/s/ HARRY STANLEY Name: Harry Stanley Title: Executive Director
ING BANK N.V., LONDON BRANCH
By:	/s/ MARTYN BRUINS Name: Martyn Bruins Title: Director
By:	/s/ PIERS ROBERTS Name: Martyn Bruins Title: Director

7

Exhibit A

        EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

Dated as of April 30, 2003

by and among

BLUEWATER FINANCE LIMITED

AND

THE GUARANTORS NAMED HEREIN

AND

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

AND

ING BANK N.V., LONDON BRANCH

$75,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2012

        This Registration Rights Agreement is dated as of April 30, 2003, and is by and among Bluewater Finance Limited, a company organized and existing under the laws of the Cayman Islands (the "Issuer"), the guarantors on the attached signature pages hereto and each other entity that becomes a guarantor of the Notes (as defined) subsequent to the date hereof pursuant to the terms of the Indenture (as defined) (collectively, the "Guarantors") and Morgan Stanley & Co. International Limited and ING Bank N.V., London Branch (collectively, the "Initial Purchasers").

        This Agreement is made with reference to the Purchase Agreement, dated April 23, 2003, by and among the Issuer, the Guarantors and the Initial Purchasers (the "Purchase Agreement"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights provided for in this Agreement to the Initial Purchasers and their respective direct and indirect transferees and assignees. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

        The parties hereto hereby agree as follows:

1.     Definitions

        As used in this Agreement, the following terms shall have the following meanings:

        Additional Interest:    As defined in Section 4(a) hereof.

        Affiliate:    With respect to any specified person, "Affiliate" shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated, "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement:    This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

        Business Day:    Any day other than Saturday, Sunday and other days on which banks are authorized or required by law to be closed for business in the City of New York, the City of London and any other city where a payment is to be made on the Notes.

        Commission:    The United States Securities and Exchange Commission.

        Consummate or consummate:    When used to qualify the term "Exchange Offer", shall mean the delivery of validly issued Exchange Notes pursuant to the Exchange Offer in the same aggregate principal amount as the aggregate principal amount of Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer.

        Consummation Date:    The date that is 40 days immediately following the date that the Exchange Registration Statement shall have been declared effective by the Commission.

        Effectiveness Period:    As defined in Section 3(a) hereof.

        Exchange Act:    The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

        Exchange Notes:    The US-dollar denominated 10 1/4% Senior Notes due 2012 of the Issuer, as guaranteed on a senior subordinated basis by the Guarantors, to be issued pursuant to the Exchange Offer with terms identical in all material respects to those of the Notes, except that the Exchange Notes will not contain provisions with respect to transfer restrictions or Additional Interest.

        Exchange Offer:    An offer to issue, in exchange for any and all of the Transfer Restricted Notes, a like aggregate principal amount of Exchange Notes, which offer shall be made by the Issuer pursuant to Section 2 hereof.

        Exchange Registration Statement:    As defined in Section 2(a) hereof.

        Filing Date:    As defined in Section 2(a) hereof.

        Guarantors:    As defined in the preamble hereof.

        Indemnified Person:    As defined in Section 7(a) hereof.

        Indenture:    The Indenture, dated as of February 22, 2002, among the Issuer, the Guarantors and The Bank of New York, as trustee thereunder, pursuant to which the Notes are issued, as amended or supplemented from time to time in accordance with the terms thereof.

        Initial Purchasers:    As defined in the preamble hereof.

        Issue Date:    As defined in Section 2(a) hereof.

        Issuer:    As defined in the preamble hereof.

        Notes:    The $75,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2012 of the Issuer, as guaranteed on a senior subordinated basis by the Guarantors, issued pursuant to the Indenture on April 30, 2003.

        Participating Broker-Dealer:    As defined in Section 2(e) hereof.

        Private Exchange:    As defined in Section 2(c) hereof.

        Private Exchange Notes:    As defined in Section 2(c) hereof.

        Prospectus:    The prospectus included in any Registration Statement at the time of its effectiveness (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes, Exchange Notes or Private Exchange Notes covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

        Registration Default:    As defined in Section 4(b) hereof.

        Registration Statement:    Any registration statement of the Issuer and Guarantors that covers any of the Notes, Exchange Notes or Private Exchange Notes pursuant to the provisions of this Agreement, including all amendments to such registration statement, including pre- and post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

        Rule 144(k):    Rule 144(k) promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Rule 144A:    Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Rule 158:    Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Rule 415:    Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Rule 424:    Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Securities Act:    The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

        Shelf Filing Event:    As defined in Section 3(a) hereof.

        Shelf Registration:    As defined in Section 3(a) hereof.

        Shelf Registration Statement:    As defined in Section 3(a) hereof.

        Special Counsel:    Milbank, Tweed, Hadley & McCloy, special counsel to the holders of Transfer Restricted Notes, or such other counsel as shall be agreed upon by the Issuer and holders of a majority in aggregate principal amount of Transfer Restricted Notes, the reasonable expenses of which holders of Transfer Restricted Notes will be reimbursed by the Issuer pursuant to Section 6 hereof.

        TIA:    The Trust Indenture Act of 1939, as in effect on the date of the Indenture.

        Transfer Restricted Notes:    Each Note, upon original issuance thereof, and at all times subsequent thereto, each Exchange Note as to which Section 3(a)(iii) or Section 3(a)(v) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of (i) the date on which any such Note has been exchanged by a person other than a Participating Broker-Dealer for an Exchange Note (other than with respect to an Exchange Note as to which Section 3(a)(iii)(B) or Section 3(a)(v) hereof applies) pursuant to the Exchange Offer, (ii) with respect to Exchange Notes received by Participating Broker-Dealers in the Exchange Offer, the earlier of (x) the date on which such Exchange Note has been sold by such Participating Broker-Dealer by means of the Prospectus contained in the Exchange Registration Statement to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Registration Statement and (y) the date on which the Exchange Registration Statement has been effective under the Securities Act for a period of 90 consecutive days after the Consummation Date, (iii) the date a Shelf Registration Statement covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Shelf Registration Statement, (iv) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, is distributed to the public pursuant to, and in conformity with, Rule 144 under the Securities Act or is eligible for distribution to the public without volume or manner of sale restrictions pursuant to Rule 144(k) or (v) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or any other indenture under which such Exchange Note or Private Exchange Note was issued.

        Trustee:    The trustee under the Indenture.

        Underwritten registration or underwritten offering: A registration in connection with which securities are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

2.     Exchange Offer

        (a)   To the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, the Issuer and the Guarantors shall (A) prepare and, on or prior to 90 days (the "Filing Date") after the date of the original issuance of the Notes (the "Issue Date"), file with or confidentially submit to the Commission a Registration Statement under the Securities Act with respect to the Exchange Offer, (B) use their reasonable best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act on or prior to 180 days after the Issue Date, and (C) upon the declaration of the effectiveness of such Registration Statement commence the Exchange Offer. The Exchange Offer shall be registered pursuant to the Securities Act on an appropriate form (the "Exchange Registration Statement") and duly registered or qualified under all applicable state securities or Blue Sky laws and will comply with all applicable tender offer rules and regulations under the Exchange Act and state securities or blue sky laws. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law or regulation or interpretation of the staff of the Commission. Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuer and Guarantors shall have no further registration obligations other than with respect to (i) Private Exchange Notes, (ii) Exchange Notes held by Participating Broker-Dealers and (iii) Notes or Exchange Notes as to which Section 3(a)(iii) or Section 3(a)(v) hereof applies. No securities shall be included in the Exchange Registration Statement other than the Exchange Notes.

        (b)   The Issuer may require each holder of Notes, as a condition to its participation in the Exchange Offer, to represent to the Issuer and its counsel in writing (which may be contained in the applicable letter of transmittal), among other things, that (i) any Exchange Notes received by such holder will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer such holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act, and (iii) such holder is not an Affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Issuer.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

        (c)   If, prior to consummation of the Exchange Offer, any of the Initial Purchasers holds any Notes acquired by it having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Notes is not entitled to participate in the Exchange Offer, the Issuer and Guarantors, upon the request of any Initial Purchaser or any such holder, shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser and any such holder, in exchange (the "Private Exchange") for such Notes held by such Initial Purchaser and any such holder, a like principal amount of debt securities of the Issuer and Guarantors that are identical in all material respects to the Exchange Notes (including any guarantees thereof) (the "Private Exchange Notes"). The Issuer and the Guarantors shall use their reasonable best efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes.

        (d)   Unless the Exchange Offer would not be permitted by any applicable law or interpretation of the staff of the Commission, the Issuer shall mail the Exchange Offer Prospectus and appropriate accompanying documents, including appropriate letters of transmittal, to each holder of Notes providing, in addition to such other disclosures as are required by applicable law:

          (i)    that the Exchange Offer is being made pursuant to this Agreement and that all Notes validly tendered and not withdrawn will be accepted for exchange;

          (ii)   that a holder of a Note electing to have a Note exchanged pursuant to the Exchange Offer will be required to surrender such Note, together with the enclosed letters of transmittal, to the institution and at the address specified in the notice prior to the close of business on the date the Exchange Offer expires; and

          (iii)  that holders of Notes that do not tender all such securities pursuant to the Exchange Offer may no longer have any registration rights hereunder with respect to Notes not tendered.

    Upon the Consummation Date, the Issuer shall:

          (i)    accept for exchange all Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii)   deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Issuer, and issue, cause the Trustee under the Indenture (or the indenture pursuant to which the Exchange Notes are issued) to authenticate, and mail to each holder of Notes, Exchange Notes equal in principal amount to the principal amount of the Notes surrendered by such holder.

        (e)   The Issuer, the Guarantors and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that owns Exchange Notes that were received by such broker-dealer for its own account in the Exchange Offer (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

        The Issuer, the Guarantors and the Initial Purchasers also acknowledge that it is the Commission staff's position that if the Prospectus contained in the Exchange Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell Exchange Notes acquired by such Participating Broker Dealer in exchange for Transfer Restricted Notes acquired as a result of market making or other trading activities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them (except to the extent required by the Commission as a result of a change in policy after the date hereof), such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

        In light of the foregoing, if requested by a Participating Broker-Dealer, each of the Issuer and Guarantors agrees (x) to keep the Exchange Registration Statement continuously effective (subject to the last three paragraphs of Section 5) until the earlier of 90 days after the Consummation Date, and such date when each Participating Broker-Dealer shall have notified the Issuer in writing that such Participating Broker-Dealer has resold all Exchange Notes acquired in the Exchange Offer and (y) to comply with the provisions of Section 5 of this Agreement, as they relate to the Exchange Offer and the Exchange Registration Statement.

        (f)    The Initial Purchasers shall have no liability to any Participating Broker-Dealer with respect to any request made pursuant to Section 2(e).

        (g)   Interest on each Exchange Note or Private Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or (ii) if the Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Notes, from the Issue Date.

        (h)   The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the holders of the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that neither the holders of the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

3.     Shelf Registration

        (a)   If (i) the Issuer is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because of any change in law or in currently prevailing interpretations of the Staff of the Commission, (ii) the Issuer has not consummated the Exchange Offer within 220 days after the Issue Date (provided that the obligation of the Issuer under this Section 3(a)(ii) shall terminate upon consummation of the Exchange Offer), (iii) any holder of a Note notifies the Issuer prior to the 20th day after consummation of the Exchange Offer that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Registration Statement is not appropriate or available for such resales by such holder or (C) it is an Initial Purchaser that holds Notes as part of an unsold allotment from the original offering of the Notes, (iv) any holder of Private Exchange Notes so requests after the consummation of the Private Exchange or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction (other than a prospectus delivery requirement for a Participating Broker-Dealer) under state and federal securities laws (for any reason other than due solely to the status of the Holder as an Affiliate of the Issuer) and it so requests (each such event referred to in clauses (i) through (v), a "Shelf Filing Event"), the Issuer and the Guarantors shall (x) promptly deliver to the holders of Notes, Exchange Notes or Private Exchange Notes, as the case may be, and the Trustee written notice thereof and (y) at the Issuer's and the Guarantors' own expense cause to be filed with or confidentially submitted to the Commission pursuant to Rule 415 a shelf registration statement (the "Shelf Registration Statement") as promptly as practicable and in any event on or prior to 90 days after such filing obligation arises, relating to all Transfer Restricted Notes covered by such Shelf Filing Event (the "Shelf Registration") the holders of which have provided the information required pursuant to Section 3(b) hereof (provided that if the Shelf Filing Event arises pursuant to clause (ii) above and the Exchange Offer Registration Statement shall not have been filed or submitted or shall have been withdrawn, the Issuer shall submit or file the Shelf Registration Statement on the 221st day after the Issue Date), and shall have the Shelf Registration Statement declared effective by the Commission on or prior to 90 days after the filing thereof. In such circumstances, each of the Issuer and the Guarantors shall keep the Shelf Registration Statement continuously effective (subject to the last three paragraphs of Section 5) under the Securities Act, until (A) two years (or such shorter period as may be established by any amendment to the two-year period set forth in Rule 144(k) under the Securities Act) following the Issue Date or (B) if sooner, the date immediately following the date that all Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto or otherwise cease to be Transfer Restricted Notes (the "Effectiveness Period").

        (b)   No holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Issuer in writing, within 15 days after receipt of a request therefor, such information as the Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No holder of Transfer Restricted Notes shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such holder shall have provided all such reasonably requested information. Each holder of Transfer Restricted Notes as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such holder not materially misleading. Holders of Transfer Restricted Notes that do not give the written notice set forth above within 30 days after receipt of a request therefor, if required to be given, will no longer have any registration rights pursuant to this Section 3 and will not be entitled to any Additional Interest after such date pursuant to Section 4 hereof in respect of the Issuer's obligations with respect to the Shelf Registration Statement.

4.     Additional Interest

        (a)   The parties hereto agree that the holders of Transfer Restricted Notes will suffer damages if the Issuer and/or the Guarantors fail to fulfill their obligations pursuant to Section 2 or Section 3 herein, as applicable, and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly:

          (i)    if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with or confidentially submitted to the Commission on or prior to the Filing Date or (B) notwithstanding that the Issuer has consummated or will consummate an Exchange Offer, the Issuer is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed or confidentially submitted on or prior to 90 days after such filing obligation arises, then commencing on the day after either such required filing (or submission) date, additional interest ("Additional Interest") shall accrue on the principal amount of the Notes affected thereby at a rate of 0.50% per annum for the first 90 days immediately following such filing (or submission) date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (ii)   if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective by the Commission on or prior to 180 days after the Issue Date or (B) notwithstanding that the Issuer has consummated or will consummate an Exchange Offer, the Issuer is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed (which in no event shall be earlier than 180 days after the Issue Date), then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the Notes affected thereby at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii)  if (A) the Issuer has not consummated the Exchange Offer on or prior to the 40th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period (subject to the last paragraph of Section 5), then Additional Interest shall accrue on the principal amount of the Notes affected thereby at a rate of 0.50% per annum for the first 90 days commencing on (x) the 41st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not accrue under more than one of the foregoing clauses (i) through (iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.00% per annum; provided further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), (3) upon the consummation of the Exchange Offer (in the case of clause (iii)(A) above), or (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof, as the case may be), shall cease to accrue.

        (b)   The Issuer shall notify the Trustee and paying agent under the Indenture (or the trustee and paying agent under such other indenture under which any Transfer Restricted Notes are issued) promptly upon the happening of each and every event described in clauses (a)(i), (a)(ii) or (a)(iii) above (each, a "Registration Default"). The Issuer shall pay the Additional Interest due on the Transfer Restricted Notes affected thereby in the manner specified by the Indenture for the payment of interest. The Additional Interest due shall be payable on each interest payment date specified by the Indenture (or such other indenture) to the record holders entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

        (c)   The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes a reasonable estimate of the damages that will be suffered by holders of Transfer Restricted Notes by reason of the occurrence of any Registration Default.

5.     Registration Procedures

        In connection with the Issuer's and Guarantors' registration obligations hereunder, the Issuer and Guarantors shall effect such registrations on the appropriate form available for the sale of the Notes, the Exchange Notes or Private Exchange Notes, as applicable, to (i) in the case of the Exchange Offer, permit the exchange of Exchange Notes for Notes in the Exchange Offer and, if applicable, resales of Exchange Notes by Participating Broker-Dealers and (ii) in the case of a Shelf Registration, permit the sale of the applicable Transfer Restricted Notes in accordance with the method or methods of disposition thereof specified by the holders of such Transfer Restricted Notes, and pursuant thereto each of the Issuer and Guarantors shall:

        (a)   in the case of a Shelf Registration, a reasonable period of time prior to the initial filing or submission of a Shelf Registration Statement or Prospectus and a reasonable period of time prior to the filing or submission of any amendment or supplement thereto (excluding exhibits and any document that would be incorporated or deemed to be incorporated therein by reference unless reasonably requested), furnish to the holders of the Transfer Restricted Notes included in such Shelf Registration Statement, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed or submitted, which documents will be subject to the reasonable review of such holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Issuer and the Guarantors, counsel to the Issuer and the Guarantors and independent certified public accountants to the Issuer and the Guarantors to respond to such reasonable inquiries as shall be necessary, in the opinion of Special Counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that the foregoing inspection and information gathering shall be conducted by the Initial Purchasers and, on behalf of the Initial Purchasers and any other persons, by Special Counsel. The Issuer and Guarantors shall not file any such Shelf Registration Statement or related Prospectus or any amendments or supplements thereto to which the holders of a majority in principal amount of the Transfer Restricted Notes included in such Shelf Registration Statement shall reasonably object within five Business Days after receipt thereof;

        (b)   prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

        (c)   notify the holders of Transfer Restricted Notes to be sold or, in the case of an Exchange Offer, tendered, and their Special Counsel and the managing underwriters, if any, promptly and (if requested by any such person) confirm such notice in writing, (i)(A) when a Prospectus in the case of the Shelf Registration or any Prospectus supplement in the case of any Registration Statement is filed, and (B) with respect to a Registration Statement in the case of the Shelf Registration or any post-effective amendment in the case of any Registration Statement, when the same has become effective, (ii) at any time in the case of a Shelf Registration and following effectiveness in the case of the Exchange Offer Registration Statement of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission, any state securities commission, any other governmental agency or any court of any stop order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Issuer or the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Notes, Exchange Notes or Private Exchange Notes for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose, and (v) following effectiveness of a Registration Statement of the occurrence of any event or information becoming known to the Issuer or the Guarantors that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any change in such Registration Statement, Prospectus or documents so that it or they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (d)   use its reasonable best efforts to avoid the issuance of or, if issued, to obtain the withdrawal of any order enjoining or suspending the use of a Prospectus or the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Notes, Exchange Notes or Private Exchange Notes for sale in any jurisdiction, at the earliest practicable time;

        (e)   if a Shelf Registration Statement is filed pursuant to Section 3 hereof and if requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold pursuant to such Shelf Registration Statement, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders reasonably request to be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Issuer shall not be required to take any action pursuant to this Section 5(e) that would, in the opinion of counsel for the Issuer, violate applicable law;

        (f)    in the case of a Shelf Registration, upon written request to the Issuer by a holder of Notes to be sold, or upon request of the Special Counsel or each managing underwriter, if any, the Issuer shall furnish, without charge, at least one conformed copy of such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as reasonably practicable after the filing of such documents with the Commission;

        (g)   deliver to each Participating Broker-Dealer in the case of the Exchange Offer and, in the case of a Shelf Registration, each holder of Notes, Exchange Notes or Private Exchange Notes to be sold pursuant thereto, the Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as such person reasonably requests; and each of the Issuer and the Guarantors hereby consents (subject to the last paragraph of this Section 5) to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Transfer Restricted Notes and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Notes covered by such Prospectus and any amendment or supplement thereto in accordance with the terms thereof and with U.S. federal securities laws and blue sky laws; provided that such use of such Prospectus and any amendment or supplement thereto and such offering and sale conforms to the plan of distribution set forth in the Prospectus and complies with the terms of this Agreement and the Securities Act and the regulations thereunder;

        (h)   prior to any public offering of Notes, Exchange Notes or Private Exchange Notes, use its reasonable best efforts to register or qualify or cooperate with the holders of Notes, Exchange Notes or Private Exchange Notes to be sold or tendered, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Notes, Exchange Notes or Private Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as such holders or underwriters reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective hereunder and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Notes, Exchange Notes or Private Exchange Notes covered by the applicable Registration Statement; provided, however, that neither the Issuer nor the Guarantors shall be required to (i) register or qualify generally to do business in any jurisdiction where it is not then so registered or qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where they are not so subject;

        (i)    in connection with any sale or transfer of Transfer Restricted Notes that will result in such securities no longer being Transfer Restricted Notes, cooperate with the holders thereof and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depositary (as defined in the Indenture) as the case may be, and to enable such Transfer Restricted Notes to be in such denominations and registered in such names as the managing underwriters, if any, or such holders may reasonably request at least two Business Days prior to such sale of Transfer Restricted Notes;

        (j)    upon the occurrence of any event contemplated by Section 5(c)(v) hereof, as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (k)   prior to the effective date of the Exchange Registration Statement, to provide a CUSIP number for the Exchange Notes (and Private Exchange Notes, if applicable);

        (l)    if a Shelf Registration Statement is filed pursuant to Section 3 hereof, and if requested by the holders of the Transfer Restricted Notes covered thereby, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable customary actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Notes, and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Transfer Restricted Notes and the underwriters, if any, with respect to the business of the Issuer, the Guarantors and their subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same on a quarterly basis; (ii) obtain opinions of counsel to the Issuer and the Guarantors dated the date of effectiveness and annual updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the holders of the Transfer Restricted Notes being sold), addressed to each selling holder of Transfer Restricted Notes and each of the underwriters, if any, covering the matters covered in opinions delivered pursuant to Sections 7(a) and 7(b) of the Purchase Agreement and such other matters as may be reasonably requested by such Special Counsel and the managing underwriters, if any, and which are customary; (iii) use their reasonable best efforts to obtain customary "cold comfort" letters dated the date of effectiveness and quarterly updates thereof from the independent certified public accountants of the Issuer and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or Guarantors or of any business acquired by the Issuer or Guarantors or any such subsidiary for which financial statements and financial data is, or is required to be, included in the Shelf Registration Statement), addressed (where reasonably possible) to each selling holder of Transfer Restricted Notes and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially the same as those set forth in the Purchase Agreement (or such other provisions and procedures acceptable to the Issuer, holders of a majority in aggregate principal amount of Transfer Restricted Notes covered by such Shelf Registration Statement and the managing underwriters, if any); and (v) deliver such other customary documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold, their Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer or the Guarantors;

        (m)  in the case of a Shelf Registration, make available at reasonable times for inspection by a representative of the holders of Transfer Restricted Notes being sold, any underwriter participating in any such disposition of Transfer Restricted Notes, and any attorney, consultant or accountant retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and Guarantors and their subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Issuer or the Guarantors), and cause the officers, directors, agents and employees of the Issuer and Guarantors and their subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Issuer or the Guarantors) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Shelf Registration; provided, however, that such persons shall first agree with the Issuer that any such information shall be kept confidential by such persons, unless and to the extent that (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Issuer or the Guarantors or their subsidiaries and such source is not bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall be conducted by the Initial Purchasers and on behalf of the Initial Purchasers and any selling holders, by Special Counsel;

        (n)   provide an indenture trustee for the Notes and/or the Exchange Notes and Private Exchange Notes, as the case may be, and cause an indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Notes and/or the Exchange Notes and Private Exchange Notes, as the case may be;

        (o)   comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Notes are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158;

        (p)   cooperate with each seller of Transfer Restricted Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

        (q)   use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Transfer Restricted Notes covered by a Registration Statement contemplated hereby.

        The Issuer may require a holder of Transfer Restricted Notes to be included in a Registration Statement to furnish to the Issuer such information regarding the distribution of such Transfer Restricted Notes as is required by law to be disclosed in such Registration Statement and the Issuer may exclude from such Registration Statement the Transfer Restricted Notes of any holder who fails to furnish such information within a reasonable time after receiving such request.

        If any such Registration Statement refers to any holder by name or otherwise as the holder of any securities of the Issuer or Guarantors, then such holder shall have the right upon written request to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Issuer's or Guarantors' securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Issuer or the Guarantors, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

        In the case of an Exchange Registration Statement pursuant to Section 2 (solely with respect to Participating Broker-Dealers) or a Shelf Registration pursuant to Section 3 hereof, each holder of Transfer Restricted Notes agrees by acquisition of such Transfer Restricted Notes that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof, (A) such holder will forthwith discontinue disposition of such Transfer Restricted Notes covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus, and (B) such holder agrees to maintain the receipt of such notice as confidential information. If so directed by the Issuer in writing, each holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 2 or 3 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c)(v) hereof to and including the date when each selling holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b) hereof or shall have been advised in writing by the Issuer that use of such prospectus may be resumed.

        In addition, the Issuer may suspend the effectiveness of a Shelf Registration Statement for up to two non-consecutive periods of up to 45 consecutive days during any 365-day period (a "Shelf Blackout Period") if (i) an event occurs (including a pending material business transaction which has not yet been publicly disclosed) and is continuing as a result of which the Shelf Registration Statement would, in the Issuer's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) if the Issuer determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuer; provided, further that the Issuer shall continue to pay Additional Interest, if any, during any such Shelf Blackout Period. Upon the occurrence of any such suspension, the Issuer will use its reasonable best efforts to reinstate effectiveness of such Shelf Registration Statement as soon as reasonably practicable.

        In addition, the Issuer and the Guarantors may permit the Exchange Registration Statement or a Shelf Registration Statement to cease to be effective as a result of post-effective amendments to incorporate annual or quarterly financial information (including any Operating and Financial Review and Prospects or Management's Discussion and Analysis of Financial Condition and Results of Operations) which the Issuer is required by the Indenture to file with the Commission; provided that the Issuer and the Guarantors in good faith attempt to cause such Exchange Registration Statement or such Shelf Registration Statement to be declared effective as soon as is reasonably practicable but in any event within 10 Business Days of the date of filing of any such post-effective amendment; provided further that Additional Interest shall not accrue as a result of Section 4(a)(iii)(B) until the tenth Business Day following the date such Registration Statement ceases to be effective. In the case of the Exchange Registration Statement, the time period regarding effectiveness of such Registration Statement shall be extended by the number of days during the period from and including the date such Registration Statement ceased to be effective to and excluding the date such Registration Statement is again declared effective.

6.     Registration Expenses

        All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and/or the Guarantors shall be borne jointly and severally by the Issuer and Guarantors whether or not any Registration Statement is filed or becomes effective and whether or not any Notes, Exchange Notes or Private Exchange Notes are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in connection with compliance with securities or Blue Sky laws), (ii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements and other documents (including, without limitation, expenses of printing certificates for Notes, Exchange Notes and Private Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) reasonable fees and disbursements of counsel for the Issuer and Guarantors and, in the case of a Shelf Registration Statement, the Special Counsel (not to exceed one firm or counsel), (iv) fees and disbursements of all independent certified public accountants referred to herein, including in Sections 5(a) and 5(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) if required, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the National Association of Securities Dealers, Inc., (vi) if required, the reasonable fees and expenses of the Trustee and any exchange agent and the fees and expenses of their counsel; (vii) any fees associated with making Transfer Restricted Notes eligible for trading through The Depository Trust Company; and (viii) fees and expenses of all other persons retained by the Issuer and/or the Guarantors. In addition, the Issuer and the Guarantors shall pay their internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Notes, Exchange Notes or Private Exchange Notes to be registered on any securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of Transfer Restricted Notes shall pay all underwriting discounts and commissions of any underwriters with respect to any Notes, Exchange Notes or Private Exchange Notes sold by or on behalf of it.

7.     Indemnification

        (a)   Each of the Issuer and the Guarantors agrees, on a joint and several basis, to indemnify and hold harmless (i) the Initial Purchasers, each holder of Notes, Exchange Notes and Private Exchange Notes and each Participating Broker-Dealer, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, each holder of Notes, Exchange Notes and Private Exchange Notes, each Participating Broker-Dealer and any controlling person (any person referred to in clause (i), (ii) or (iii) being hereinafter referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments arising out of or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Issuer by or on behalf of such Indemnified Person expressly for use therein; provided further that with respect to any such untrue statement or omission made in the preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of the applicable Indemnified Person which sold Notes to the person asserting any such loss, claim, damage, liability or action, to the extent that such sale was an initial resale by such Indemnified Person and any such loss, claim, damage, liability or action of such Indemnified Person is a result of the fact that both (i) a copy of the Prospectus was not sent or given to such person prior to, concurrently with or promptly following the sale of such Notes to such person, and (ii) the untrue statement or omission in the preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of failure by the Issuer to provide such Indemnified Person with as many copies of such Prospectus as reasonably requested by such Indemnified Person. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuers may otherwise have to the Indemnified Persons.

        (b)   In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or preliminary prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuer or any of the Guarantors hereunder, such Indemnified Person shall promptly notify the Issuer or such Guarantors, as the case may be, in writing and the Issuer and/or such Guarantors, as the case may be, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all reasonable fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Issuer or such Guarantors, as the case may be, (ii) the Issuer or such Guarantors, as the case may be, shall have failed to assume the defense and employ counsel within a reasonable time after commencement of the action or pay all such reasonable fees and expenses within a reasonable time after receipt of a request therefore or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Issuer or such Guarantors, as the case may be, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer or such Guarantors, as the case may be, (in which case the Issuer or such Guarantors, as the case may be, shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Issuer or such Guarantors, as the case may be, shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Issuer or Guarantors, as the case may be, shall not be liable for any settlement of any such action effected without their written consent but if settled with the written consent of the Issuer or applicable Guarantors, as the case may be, the Issuer or such Guarantors, as the case may be, agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement. The Issuer and Guarantors, shall not, without the prior written consent of each Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        (c)   In connection with any Registration Statement pursuant to which a holder of Transfer Restricted Notes offers or sells Transfer Restricted Notes, such holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors and any person controlling the Issuer or Guarantors, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective directors, officers, partners, employees, representatives and agents of the Issuer or Guarantors as the case may be, and its controlling persons, to the same extent as the foregoing indemnity from the Issuer or Guarantors, as the case may be, to each Indemnified Person but only with respect to information relating to such holder furnished in writing by or on behalf of such holder expressly for use in such Registration Statement. In any such case in which any action shall be brought against the Issuer or the Guarantors, any director, officer, partner, employee, representative or agent of the Issuer or Guarantors or any controlling persons of the Issuer or the Guarantors, as the case may be, or any person controlling the Issuer or Guarantors, as the case may be, based on such Registration Statement and in respect of which indemnity may be sought against a holder of Transfer Restricted Notes, such holder shall have the rights and duties given to the Issuer or Guarantors, as the case may be, (except that if the Issuer or Guarantors, as the case may be, shall have assumed the defense thereof, such holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such holder), and the Issuer or Guarantors, as the case may be, and the respective directors, officers, partners, employees, representatives and agents of the Issuer or Guarantors, as the case may be, and its controlling persons shall have the rights and duties given to the Indemnified Persons by Section 7(b) hereof.

        (d)   If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be (it being expressly understood and agreed that the relative benefits received by the Issuer from the offering of the Notes, Exchange Notes or Private Exchange Notes, as the case may be, shall be the amount of the net proceeds received by the Issuer from the sale of the Notes to the Initial Purchasers), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by an indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if all Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the net proceeds received by it in connection with the sale of the Notes, Exchange Notes or Private Exchange Notes contemplated by this Agreement (or, in the case of an underwriter that is an Indemnified Person, the total underwriting discounts received by such underwriter) exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Person's obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective amount of Notes, Exchange Notes or Private Exchange Notes included in any such Registration Statement by each Indemnified Person and not joint.

8.     Rule 144A

        The Issuer and the Guarantors shall use their reasonable best efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time they are not required to file such reports, they will, upon the request of any holder of Transfer Restricted Notes, make available such other information as required by Rule 144A(d)(4) until there cease to be Transfer Restricted Notes outstanding or the Issuer and the Guarantors cease to have further registration obligations hereunder. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuer or any Guarantor to register any of their securities pursuant to the Exchange Act.

9.     Underwritten Registrations

        If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering subject to the consent of the Issuer (which will not be unreasonably withheld or delayed).

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.   Miscellaneous

        (a)    Remedies.    In the event of a breach by the Issuer, the Guarantors or by a holder of Notes, Exchange Notes or Private Exchange Notes of any of its obligations under this Agreement, each holder of Notes, Exchange Notes or Private Exchange Notes and the Issuer and Guarantors will be entitled to specific performance of its rights under this Agreement. Notwithstanding the provisions of Section 4 hereof, the Issuer and Guarantors and each holder of Notes, Exchange Notes and Private Exchange Notes agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

        (b)    No Inconsistent Agreements.    The Issuer and Guarantors will not enter into any agreement with respect to their securities that is inconsistent with the rights granted to the holders of Notes, Exchange Notes and Private Exchange Notes in this Agreement or otherwise conflicts with the provisions hereof and neither the Issuer nor any Guarantor shall grant to any person any rights which conflict with or are inconsistent with the provisions of this Agreement.

        (c)    No Piggyback on Registrations.    Neither the Issuer nor any Guarantor shall grant to any of their securityholders (other than the holders of Transfer Restricted Notes in such capacity) the right to include any of their securities in any Registration Statement other than Transfer Restricted Notes.

        (d)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, other than with the prior written consent of the holders of not less than a majority of the then outstanding aggregate principal amount of Transfer Restricted Notes; provided that the Company may amend this Agreement to include or exclude a Guarantor as a party hereto in the event that, pursuant to the terms of the Indenture, such Guarantor is required to provide a guarantee for the Notes or is released from such obligation, as the case may be; provided, further, that, for the purposes of this Agreement, Transfer Restricted Notes that are owned, directly or indirectly, by the Issuer or any of their Affiliates are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Transfer Restricted Notes whose securities are being sold or tendered pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Transfer Restricted Notes may be given by holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold or tendered by such holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent with respect to Section 7 shall be made or given otherwise than with the prior written consent of each Indemnified Person affected thereby.

        (e)    Notices.    All notices and other communications provided for herein shall be made in writing and delivered by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopier:

          (i)    if to the Issuer or any Guarantor, as provided in the Purchase Agreement,

          (ii)   if to the Initial Purchasers, as provided in the Purchase Agreement, or

          (iii)  if to any other person who is then the registered holder of Notes, Exchange Notes or Private Exchange Notes, to the address of such holder as it appears in the records of the registrar therefor.

        Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

        (f)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, including each holder of Notes, Exchange Notes and Private Exchange Notes and each Indemnified Person. No Issuer or any Guarantor may assign any of their rights or obligations hereunder without the prior written consent of each holder of Transfer Restricted Notes and each Indemnified Person unless otherwise permitted under the Indenture. Notwithstanding the foregoing, no successor or assignee of the Issuer or any Guarantor shall have any of the rights granted under this Agreement until such person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

        (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

        (h)    Governing Law; Submission to Jurisdiction.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (i)    Agent for Service; Submission to Jurisdiction.    Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in any federal or state court in the State of New York, sitting in the Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding brought in such a court and waives any other requirements of or objections to personal jurisdiction with respect thereto. For so long as any Notes remain outstanding, the Issuer and the Guarantors irrevocably appoint Watson, Farley & Williams, located at 380 Madison Avenue as their respective agent (the "Authorized Agent") for service of process in any suit, action or proceeding arising out of or relating to this Agreement that may be instituted in federal or state courts in the State of New York, Borough of Manhattan. The Issuer and the Guarantors expressly consent to the jurisdiction of any such court in respect of any such action and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer and the Guarantors represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer and the Guarantors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid, and, in the event such appointment ceases to be in full force and effect, the Issuer and the Guarantors agree to or for so long as any Notes remain outstanding to irrevocably appoint CT Corporation System located at 111 Eighth Avenue, New York, NY 10011 as their respective Authorized Agent for such service of process. Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Guarantors, as applicable, shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantors.

        (j)    Severability.    The remedies provided herein are cumulative and not exclusive of any remedies provided by law; provided the remedies with respect to a Registration Default shall be limited to those in Section 4 and Section 10(a). If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

        (k)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

        (l)    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer and the Guarantors with respect to the Notes, the Exchange Notes and the Private Exchange Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

BLUEWATER FINANCE LIMITED As Issuer
By:	Name: Title:
As Guarantors AURELIA ENERGY N.V.
By:	Name: Title:
BLUEWATER (BLEO HOLM) N.V.
By:	Name: Title:
BLUEWATER BRASIL LTDA.
By:	Name: Title:
BLUEWATER ENERGY N.V.
By:	Name: Title:
BLUEWATER ENERGY SERVICES B.V.
By:	Name: Title:

2

BLUEWATER EQUIPMENT LEASING LTD.
By:	Name: Title:
BLUEWATER FLOATING PRODUCTION B.V.
By:	Name: Title:
BLUEWATER (FLOATING PRODUCTION) LTD.
By:	Name: Title:
BLUEWATER (GLAS DOWR) N.V.
By:	Name: Title:
BLUEWATER HOLDING B.V.
By:	Name: Title:
BLUEWATER INTERNATIONAL B.V.
By:	Name: Title:
BLUEWATER (MALTA) LTD.
By:	Name: Title:

3

BLUEWATER (NEW HULL) N.V.
By:	Name: Title:
BLUEWATER (NORWAY) ANS
By:	Name: Title:
BLUEWATER OFFSHORE PRODUCTION SYSTEMS LTD.
By:	Name: Title:
BLUEWATER OFFSHORE PRODUCTION SYSTEMS NIGERIA LTD.
By:	Name: Title:
BLUEWATER OFFSHORE PRODUCTION SYSTEMS N.V.
By:	Name: Title:
BLUEWATER OFFSHORE PRODUCTION SYSTEMS (U.S.A.), INC.
By:	Name: Title:

4

BLUEWATER OPERATIONS (UK) LTD.
By:	Name: Title:
BLUEWATER SERVICES (UK) LTD.
By:	Name: Title:
BLUEWATER (UK) LTD.
By:	Name: Title:
BLUEWATER TERMINAL SYSTEMS N.V.
By:	Name: Title:
BLUEWATER (HAEWENE BRIM) N.V.
By:	Name: Title:
BLUEWATER (MUNIN) N.V.
By:	Name: Title:
LUFENG DEVELOPMENT COMPANY ANS
By:	Name: Title:

5

PIERCE PRODUCTION COMPANY LTD.
By:	Name: Title:
BLEO HOLM STANDBY PURCHASER N.V.
By:	Name: Title:

        The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
By:	Name: Title:
ING BANK N.V., LONDON BRANCH
By:	Name: Title:
By:	Name: Title:

6

SCHEDULE 1

Initial Purchasers	Principal Amount of Notes
Morgan Stanley & Co. International Limited	$60,000,000
ING Bank N.V., London Branch	$15,000,000

Total	$75,000,000

2

SCHEDULE 2

Subsidiaries of the Company

Netherlands
Bluewater Holding B.V. Bluewater Energy Services B.V. Bluewater International B.V. Bluewater Floating Production B.V.
Netherlands Antilles

Aurelia Energy N.V.
Bluewater Energy N.V.
Bluewater Offshore Production Systems N.V.
Bluewater (Glas Dowr) N.V.
Bluewater Terminal Systems N.V.
Bluewater (New Hull) N.V.
Bluewater (Bleo Holm) N.V.
Bluewater (Munin) N.V.
Bluewater (Haewene Brim) N.V.
Bleo Holm Standby Purchasers N.V.
Cayman Islands
Bluewater Finance Limited
UK
Bluewater Services (UK) Ltd. Bluewater Operations (UK) Ltd. Bluewater (UK) Ltd. Bluewater (Floating Production) Ltd. Pierce Production Company Ltd.
Delaware
Bluewater Offshore Production Systems (U.S.A.), Inc.
Panama
Brightfield Corporation (in liquidation)
Malta
Bluewater Offshore Production Systems Ltd. Bluewater (Malta) Ltd. Bluewater Equipment Leasing Ltd.
Brazil
Bluewater Brasil Ltda.
Nigeria
Bluewater Offshore Production Systems Nigeria Ltd.
Norway Bluewater (Norway) ANS Lufeng Development Company ANS

3

QuickLinks

  Exhibit 1.1
PURCHASE AGREEMENT
  Exhibit A
SCHEDULE 1
SCHEDULE 2 Subsidiaries of the Company